Exhibit 4.3

SPECIMEN RIGHT CERTIFICATE

NUMBER

THUNDERSTONE ACQUISITION CORP

INCORPORATED UNDER THE LAWS OF CAYMAN ISLANDS

RIGHT

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP: G8858C 110

THIS CERTIFIES THAT, for value received

_____________is the registered holder of a right or rights (the “Right”) to automatically receive one-eighth of one ordinary share, $0.0001 par value (the “Ordinary Share”), of Thunderstone Acquisition Corp (the “Company”) for each Right evidenced by this Right Certificate on the Company’s completion of an initial business combination (as described in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and Odyssey Transfer and Trust Company, as rights agent (the “Rights Agent”). In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Second Amended and Restated Memorandum and Articles of Association effective at the time, the Right shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge. The Company shall not issue fractional share upon exchange of Rights. The Company reserves the right to deal with any fractional entitlement at the relevant time in any manner (as provided in the Rights Agreement).

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

This Right does not entitle the registered holder to any of the rights of a shareholder of the Company.

Dated:

Chief Executive Officer	Chief Financial Officer

Odyssey Transfer and Trust Company, as Rights Agent

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common	_________
(State)

Additional Abbreviations may also be used though not in the above list.

THUNDERSTONE ACQUISITION CORP

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the second amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Ordinary Share (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________

___________________________________________________________________________________________________

Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________________________________

Attorney to transfer said rights on the books of the within named Company will full power of substitution in the premises.

Dated _____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

___________________________________________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust account (as defined in the Prospectus).